EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Cushing Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing Funds Trust for the period ended May 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Cushing Funds Trust for the stated period.

/s/ Daniel Spears Daniel L. Spears President The Cushing Funds Trust	/s/ John Alban John H. Alban Treasurer & Chief Financial Officer The Cushing Funds Trust

Dated: August 8, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.